Exhibit 99.1

Contacts:

Alexion Pharmaceuticals, Inc. David Keiser President and Chief Operating Officer (203) 272-2596	Rx Communications Rhonda Chiger (Investors) (917) 322-2569	Noonan/Russo Emily Poe (Media) (212) 845-4266

Alexion Pharmaceuticals Appoints Vikas Sinha Senior Vice President and Chief Financial Officer

CHESHIRE, Conn., September 2, 2005 — Alexion Pharmaceuticals, Inc. (Nasdaq: ALXN) announced today that it has appointed Vikas Sinha as Senior Vice President and Chief Financial Officer. Mr. Sinha joins Alexion from Bayer AG where he was most recently Vice President and Chief Financial Officer of Bayer Pharmaceuticals Corporation, USA. Mr. Sinha will be responsible for all areas of Alexion’s finance, accounting, information systems and administration.

“I welcome Vikas to the Alexion management team and look forward to working closely with him as the Company continues to transition from a development-stage research organization to one that is commercially focused,” said Leonard Bell, M.D., Chief Executive Officer. “In particular, Vikas’ deep and broad commercial expertise will be important building blocks for the Company as we progress our product candidates, eculizumab and pexelixumab, into the marketplace.”

Mr. Sinha, 42, has been with Bayer AG since June, 1994 holding various positions within the Company in the United States, Japan, Germany and Canada. As Vice President and Chief Financial Officer of Bayer Pharmaceuticals Corporation, USA since February, 2001, Mr. Sinha has been responsible for financial and business risk management, strategic planning, contracting, customer services, information systems, supply chain and site administration in North America. Mr. Sinha was also a member of the Pharmaceutical Management Committee for North America. Prior to his appointment in the United States, Mr. Sinha was Vice President and Chief Financial Officer of Bayer Yakuhin Ltd., in Japan and Manager, Mergers and Acquisitions with Bayer AG in Germany. He began his career at Bayer in Toronto as part of an executive development program in the healthcare division. Prior to Bayer, Mr. Sinha held several positions of increasing responsibilities with ANZ Bank and Citibank in South Asia. Mr. Sinha holds a Masters of Business Administration from the Asian Institute of Management which included an exchange program with the University of Western Ontario (Richard Ivey School of Business) He is also a qualified Chartered Accountant from the Institute of Chartered Accountants of India.

“Vikas has demonstrated extensive operational and strategic capabilities in all areas of corporate finance, financial management and strategic planning, both domestically and internationally.” said David Keiser, President and Chief Operating Officer. “His skills will be a tremendous asset to the Company as we prepare and execute our plans to commercialize our two drug candidates.”

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Alexion is engaged in the discovery and development of therapeutic products aimed at treating patients with a wide array of severe disease states, including hematologic and cardiovascular disorders, autoimmune diseases and cancer. Alexion’s two lead product candidates, pexelizumab and eculizumab, are currently undergoing evaluation in several clinical development programs, including two Phase III trials of eculizumab for the treatment of paroxysmal nocturnal hemoglobinuria (PNH), a Phase III trial of pexelizumab in coronary artery bypass graft (CABG) surgery patients undergoing cardiopulmonary bypass (CPB), and a Phase III trial of pexelizumab in acute myocardial infarction (AMI) patients. The pexelizumab trials are conducted in collaboration with Procter and Gamble Pharmaceuticals. Under the Special Protocol Assessment process, the FDA has agreed to the design of protocols for the Phase III pexelizumab trials that could, if successful, serve as the primary basis of review for approval of licensing applications for the two indications. Also under the Special Protocol Assessment process, the FDA has agreed to the design of protocols for the two trials of eculizumab in PNH patients that could, if successful, serve as the primary basis of review for approval of a licensing application for eculizumab in the PNH indication. Eculizumab has also been studied in rheumatoid arthritis and membranous nephritis. Alexion is engaged in discovering and developing a pipeline of additional antibody therapeutics targeting severe unmet medical needs, through its wholly owned subsidiary, Alexion Antibody Technologies, Inc. This press release and further information about Alexion Pharmaceuticals, Inc. can be found at: http://www.alexionpharm.com.

This news release contains forward-looking statements, including statements related to the progression of Alexion’s drug candidates towards commercial sales. Forward-looking statements are subject to factors that may cause Alexion’s results and plans to differ from those expected, including the results of pre-clinical or clinical studies (including termination or delay in clinical programs), the need for additional research and testing, decision of the FDA not to approve (or to materially limit) marketing of one or both of Alexion’s two drug candidates, delays in arranging satisfactory manufacturing capability, inability to acquire funding on timely and satisfactory terms, delays in developing or adverse changes in commercial relationships, the possibility that results of earlier clinical trials are not predictive of safety and efficacy results in later clinical trials, dependence on Procter & Gamble Pharmaceuticals for development and commercialization of pexelizumab, the risk that third parties won’t agree to license any necessary intellectual property to us on reasonable terms, and a variety of other risks set forth from time to time in Alexion’s filings with the Securities and Exchange Commission, including but not limited to the risks discussed in Alexion’s Report on Form 10-Q for the quarter ended April 30, 2005 and in our other filings with the Securities and Exchange Commission. P&GP retains the development rights and the termination rights discussed in Alexion’s Report on Form 10-K for the year ended July 31, 2004. Alexion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof, except when a duty arises under law.

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